"COMPANY ACT"

ARTICLES

OF

375006 B.C. LTD.

TABLE OF CONTENTS

PART	ARTICLE	PAGES
1.	DEFINITIONS AND CONSTRUCTION	1.01- 1.03	1	- 2
2.	SHARE CAPITAL	2.01- 2.05		2
3.	REGISTRATION OF MEMBERS AND
	SHARE CERTIFICATES	3.01- 3.05	2	- 3
4.	TRANSFER AND TRANSMISSION OF
	SHARES AND DEBENTURES	4.01- 4.11	3	- 6
5.	GENERAL MEETINGS	5.01- 5.11	7	- 9
6.	VOTING AT GENERAL MEETINGS	6.01- 6.19	9	- 12
7.	DIRECTORS	7.01- 7.39	12	- 17
8.	COMMITTEES OF THE BOARD	8.01- 8.07	17	- 18
9.	BORROWING AND MORTGAGING	9.01- 9.03	18	- 19
10.	SAFEGUARDING, INDEMNITY, ETC.
	OF DIRECTORS	10.01-10.07	19	- 21
11.	EXECUTION OF DOCUMENTS	11.01-11.05	21	- 22
12.	DIVIDENDS	12.01-12.07	22	- 23
13.	NOTICES	13.01-13.04	23	- 24

BRITISH COLUMBIA

"COMPANY ACT"

ARTICLES

OF

375606 B.C. LTD.

PART 1 - DEFINITIONS AND CONSTRUCTION

1.01 In these Articles, except as the context otherwise requires,

(a) "board" means the board of directors for the time being of the Company and includes to the extent that it has the authority to act, a committee of the board of directors,

(b) "Company Act" means the Company Act (British Columbia) and regulations thereunder from time to time in force,

(c) "registered address" of

(i) a member means the address of the member as recorded in the Company's register of members, and

(ii) a director means the address of the director as recorded in the Company's register of directors,

(d) words or expressions contained in these Articles bear the same meaning as in the Company Act or any statutory modification thereof in force on the date on which these Articles come into effect,

(e) expressions referring to writing include printing, typewriting, lithography, photography and any other means of presenting language in visible and lasting form, and

(f) words importing the singular include the plural and vice versa, words importing a male person include a female, and words importing an individual include a corporation.

1.02 To the extent there is any conflict between any provision of these Articles and the Memorandum or the Company Act, these Articles will be deemed amended as necessary to conform with the Memorandum and the Company Act.

1.03 If any provision of these Articles is in whole or in part void, illegal or invalid, the remaining provisions will be construed and take effect as if every provision or part thereof that so offends had been omitted.

PART 2 - SHARE CAPITAL

2.01 The Company may allot and issue its shares at such times, in such manner and to such persons, or class of persons, as the directors determine.

2.02 The board will determine the price or consideration at or for which the shares are to be allotted and issued.

2.03 The Company may by resolution of the board purchase any of its issued shares.

2.04 The Company may by ordinary resolution alter the Memorandum to increase its authorized capital by

(a) creating shares with par value or shares without par value or both,

(b) increasing the number of shares of any class with par value or shares of any class without par value or both, or

(c) increasing the par value of a class of shares with par value, if no shares of that class are issued.

2.05 The Company may, to the extent permitted by law, pay a commission or allow a discount to any person in consideration of his subscribing or agreeing to subscribe, whether absolutely or conditionally, or procuring or agreeing to procure subscriptions, whether absolute or conditional, for shares in the capital of the Company.

PART 3 - REGISTRATION OF MEMBERS AND SHARE CERTIFICATES

3.01 Except as these Articles otherwise provide, the Company and its directors, officers and agents may treat the registered holder of a share as the absolute owner thereof, and will not, except as required by statute or as ordered by a court of competent jurisdiction, be bound to recognize, even when having notice thereof, any claim to, interest in, or right in respect of such share on the part of any other person.

3.02 A share held in the names of two or more persons will be deemed to be held jointly.

3.03 Except in the case of the personal representatives of, or trustees of the estate of, a deceased member, the Company may refuse to register more than three persons as joint holders of a share.

3.04 A share certificate may be delivered to a member entitled thereto by mailing it by prepaid registered post in the manner provided in these Articles for the giving of notices, or otherwise as directed by the member in writing, and neither the Company nor its transfer agent will be liable for any loss occasioned to a member or person claiming through a member by reason that a share certificate so mailed or so otherwise sent is not received by the addressee.

3.05 A certificate for a share registered in the names of two or more persons may be delivered to or as directed by any one of them.

PART 4 - TRANSFER AND TRANSMISSION OF SHARES AND DEBENTURES

4.01 For the purpose of countersigning, issuing, registering, transferring, cancelling and certifying the shares and share certificates of the Company, the Company may appoint

(a) a registrar,

(b) one or more transfer agents, one of whom may be the registrar, and

(c) one or more branch transfer agencies and securities registrars both in and outside British Columbia.

4.02 For the purpose of these Articles "instrument of transfer" means

(a) such form of transfer as may appear on the back of the share certificate evidencing the-share proposed to be transferred, or

(b) such form of separate transfer document as may from time to time be in general use or as the Company may from time to time adopt or permit.

4.03 In order to effect a transfer of a share

(a) an instrument of transfer must be executed by the registered holder of the share, or his attorney duly authorized in writing,

(b) the execution of the instrument of transfer and any acknowledgment must be attested and validated as in either case the board from time to time reasonably requires, and

(c) the certificate evidencing the share to be transferred, the instrument of transfer and the acknowledgment, if required, must be delivered to the Company's transfer agent or, if the Company has no transfer agent, to the records office of the Company.

4.04 There must be a separate instrument of transfer for each class of shares proposed to be transferred.

4.05 When the transfer agent or the Company receives for the purpose of a proposed share transfer a duly executed instrument of transfer, the Company and its directors, officers and agents, will

(a) where the instrument of transfer designates the transferee, or

(b) where the instrument of transfer was executed and is delivered in blank, and the person by or on whose behalf the instrument of transfer is delivered designates in writing a transferee,

be entitled to treat the person so designated as the beneficial owner of

(c) if the instrument of transfer is endorsed on a share certificate, the number of shares evidenced by the certificate or such lesser number as may be specified in the instrument of transfer, or

(d) if the instrument of transfer is not so endorsed, such number of shares registered in the name of the transferor as are evidenced by every unendorsed certificate deposited with the Company or its transfer agent for the purpose of the transfer, or such lesser number as may be specified in the instrument of transfer, and upon compliance with, and subject to all other provisions of these Articles, the Company will cause the name of the proposed transferee to be entered in the register of. members of the Company as holder of each such share.

4.06 A share may be registered in the name of a person as executor, administrator, guardian, committee, curator or trustee of, or otherwise as fiduciary for, a named person, trust or estate, and

(a) where application is made to issue or transfer a share to a fiduciary, the Company will not be obligated to enquire into the authority of the fiduciary, who will be presumed, as against the Company, to be acting in accordance with his authority unless, in the case of a transfer of a share, the transfer proposed is from the person whose estate or interest is sought to be represented,

(b) in the case of a transfer by a fiduciary, including a transfer by a fiduciary to himself, the Company will not be obligated to enquire into the authority of the fiduciary or the propriety of the transaction or to ascertain whether the fiduciary continues to occupy his office at the time of transfer,

(c) in all cases the Company will be entitled to act on an order of a court of record, wherever constituted or having jurisdiction, in proceedings to which the registered holder appears from the order to have been subject, directing a vesting or declaring the ownership of shares, as evidenced by a copy of the order of the court certified as such in accordance with the practice of the court,

(d) any grant of letters probate or letters of administration or order appointing a trustee, guardian, committee, curator or directing a vesting or declaring the ownership of shares, dated not more than one year before the date on which a copy of the grant or order, certified in accordance with the practice of the authority issuing the grant or order, is received by the Company or its transfer agent, will be deemed to be in full force and effect and not to have been amended, revoked or reversed, unless and until there is delivered to the transfer agent of the Company or, if the Company has no transfer agent, to the records office of the Company

(i) a certificate of a court of record appearing to have the required jurisdiction, certified in accordance with the practice of such court, that proceedings have been commenced by way of appeal or otherwise to amend, revoke or reserve the grant or order, or

(ii) a copy of an order of a court of record appearing to have the necessary jurisdiction certified as aforesaid, by which the earlier grant or order is amended, revoked or reversed, and

(e) any certificate of a court of record, certified as aforesaid, and delivered to the transfer agent of the Company or, if the Company has no transfer agent, to the records office of the Company, to the effect that any grant or order of that court of the nature described in paragraph (d) remains in full force and effect, and has not been amended, revoked or reversed and that there is not outstanding with respect to the grant or order any proceeding of the nature referred to in subparagraph (d)(i), will create the same presumption as to the validity of the grant or order as though the grant or order bore the same date as the certificate.

4.07 The Company or its registrar or transfer agent may refuse to recognize the transfer of a share to an infant, bankrupt or person suffering mental infirmity.

4.08 Where a transfer of a share is completed by registration in the register of members of the Company, the instrument of transfer and any accompanying acknowledgment will be retained by the Company or its transfer agent but where the Company declines to complete a proposed transfer of a share the instrument of transfer, share certificate and other documentation deposited for the purpose of the transfer will, on demand, be returned to the person depositing the same, or other person entitled thereto.

4.09 There must be paid to the Company or its transfer agent in respect of the registration of any transfer or transmission such fee as the board determines.

4.10 The personal representative of a deceased member (not being one of several joint holders) will be the only person recognized by the Company as having any title to a share registered in the name of the deceased.

4.11 On the death of one of two or more joint registered holders of a share, the survivor or survivors will be the only person or persons recognized by the Company as having any title to or interest in the share.

4.12 The Company may, if authorized by a debenture or any trust indenture pursuant to which a registered debenture has been issued, cause to be kept one or more branch registers of its debenture holders.

PART 5 - GENERAL MEETINGS

5.01 General meetings of the Company will be held at such times and places, in accordance with the Company Act and these Articles, as the board determines.

5.02 Notice of a meeting is sufficient if it specifies the place, the day and the hour of the meeting and the general nature of any business to be considered at the meeting.

5.03 The accidental omission to give notice of a general meeting to, or the non-receipt of such notice by, any of the persons entitled to receive the notice will not invalidate any proceedings of that meeting or any meeting adjourned therefrom.

5.04 The quorum for the transaction of business at a general meeting is two individuals present at the commencement of the meeting holding, or representing by proxy the holder or holders of, shares carrying in the aggregate one-tenth or more of the votes eligible to be cast at the meeting.

5.05 Unless a quorum is present at the commencement of a general meeting, no business may be transacted other than the selection of the chairman and the adjournment or termination of the meeting.

5.06 If a quorum is not present within half an hour after the time appointed for a general meeting, the meeting, if convened pursuant to a requisition or by a requisition, will be terminated, and in any other case will stand adjourned to the same day in the next week at the same time and place, or to such later date, other time or other place as the chairman specifies on the adjournment, and if at the adjourned meeting a quorum is not present by half an hour after the time for the meeting, the meeting will then terminate.

5.07 The chairman of a general meeting will be (a) the chairman of the board, if any, or

(b) if there is no such chairman or if he is absent or unwilling to act, the president, or

(c) so failing the president, a director present chosen by the directors present, or

(d) if no such director is chosen and willing to act, any individual present as a member, proxyholder, or representative of a corporate member who is chosen by, ordinary resolution.

5.08 The chairman may, with the consent of a meeting at which a quorum is present, and will in pursuance of a resolution to that effect, adjourn the meeting from time to time and from place to place, but no business will be transacted at an adjourned meeting other than the business left unfinished at the meeting from which the adjournment takes place.

5.09 No notice need be given of an adjournment or of the business to be conducted at an adjourned meeting unless the meeting is adjourned for more than 31 days, in which case not less than 10 days' notice of the adjourned meeting must be given.

5.10 The chairman of a meeting of members will have regard to accepted rules of parliamentary procedure, except that, subject to any Rules of order adopted pursuant to Article 5.11

(a) the chairman will have absolute authority over matters of procedure and there will be no appeal from his ruling, but if the chairman deems it advisable to dispense with the rules of parliamentary procedure at any general meeting or part thereof, he must so state and must state clearly the rules under which the meeting or the appropriate part thereof will be conducted,

(b) any dispute as to the admission or rejection of a vote will be determined by the chairman and, in the absence of bad faith, his determination will be final and conclusive,

(c) if, in the bona fide opinion of the chairman, disorder arises that prevents continuation of the business of the meeting, the chairman may quit the chair and announce the adjournment of the meeting, and upon his so doing, the general meeting is, notwithstanding Article 5.08, immediately adjourned,

(d) the chairman may require anyone to leave the meeting who is not a registered member entitled to vote at the meeting, a proxyholder for or corporate representative of such a member, or the auditor or the representative of the auditor of the Company.

(e) a resolution or motion will be considered for vote only if proposed by a member, proxyholder or representative of a corporate member and (except for a nomination for election of directors or appointment of auditors) seconded by a member, proxyholder, or representative other than the person who proposed the resolution or motion.

5.11 The Company may from time to time by ordinary resolution adopt, for any subsequent general meeting, any Rules of Order which will, in so far as not inconsistent with the Company Act or these Articles, govern the conduct of general meetings.

PART 6 - VOTING AT GENERAL MEETINGS

6.01 A member entitled to attend a general meeting, including a member that is a corporation, may, by means of a proxy, appoint a proxyholder and such proxyholder will be entitled, to the extent that the member if present would have been so entitled, to attend, speak, act and vote, both on a show of hands and on a poll, for the member and on his behalf at the meeting, subject only to any limitation imposed on the authority of the proxyholder by the proxy.

6.02 A proxy must be in writing, dated the date on which it is executed, must be executed by the member or his attorney authorized in writing or if the member is a corporation, by a duly authorized officer or attorney of the corporation and, if to apply to less than all the shares registered in the name of the member, must specify the number of shares to which it is to apply.

6.03 Subject to the Company Act, a proxyholder may be appointed to act for a member at every annual or other general meeting, or at one or more annual or other general meetings that may be held within such period of time from the date of the proxy, accordingly as the proxy specifies.

6.04 A vote given in accordance with the terms of a proxy will be valid notwithstanding the previous death, bankruptcy or mental infirmity of the member giving the proxy unless written notice of the death, bankruptcy or infirmity is received by the chairman before the declaration of the result of the vote.

6.05 The board may make regulations providing for the deposit of proxies at specified places and at specified times before meetings and adjourned meetings of the Company, and providing for particulars of such proxies to be telexed, telecopied, cabled, telegraphed or sent in writing or by other form of written communication transmitted by electronic means before the meeting or adjourned meeting to the Company or to any agent of the Company appointed for the purpose of receiving such particulars, with such proof of ownership of the shares in respect of which the proxies are given as the board may from time to time determine, and providing that particulars so received will be as effective as though the proxies themselves were deposited.

6.06 A proxy may be revoked by an instrument in writing executed by the member or his attorney authorized in writing or, where the member is a corporation, by a duly authorized officer or attorney of the corporation, and delivered to the registered office of the Company at any time up to and including the last business day preceding the day of the meeting or any adjournment thereof at which the proxy is to be used, or to the chairman of the meeting or any adjournment thereof.

6.07 A proxy, other than one required by law to be in particular form, will be substantially in the following form:

(Company name)

The undersigned hereby appoints ________________________ of _____________ (or failing him ____________________

of _______________) as proxyholder for the undersigned to attend, speak and vote for and on behalf of the undersigned in respect of all (or ___________) shares registered in the name of the undersigned at the general meeting of the Company to be held on the ____ day of __________, 19____, and at any adjournment thereof.

Signed this ____ day of ____________, 19___.

(Signature of Member)

6.08 A corporation that is a member and is not a subsidiary of the Company may, by an instrument signed on behalf of the corporation by its duly authorized director, officer or attorney and delivered to the registered office of the Company, appoint a representative who, until his appointment is in like manner terminated, will be entitled to attend, speak, act and vote, both on a show of hands and on a poll, for the corporation and on its behalf at any meeting of members at which a holder of shares of a class held by the corporation is so entitled and will, for all purposes in connection with any such meeting, other than the giving of notice and the execution and revocation of proxies, be reckoned as a member holding the shares registered in the name of the corporation.

6.09 The Company may, but is not obligated to, assume that the director, officer or attorney signing the instrument referred to in Article 6.08 is duly authorized to do so.

6.10 Any one of the joint holders of a share may vote in respect of the share at a general meeting, either personally or by proxyholder or corporate representative, as if he were solely entitled thereto, and if more than one of the joint holders is present or represented by proxyholder or corporate representative that one of them whose name appears first on the register of members in respect of the share, or his proxyholder or representative, will alone be entitled to vote in respect thereof.

6.11 A proxy that purports to represent more shares than are registered at the applicable record date in the name of the member who gave it will be deemed to purport to represent the number of shares so registered.

6.12 More than one proxy may be deposited representing shares held by a member, in which case

(a) any such proxy will be deemed to be invalid if the total number of shares purported to be represented by all such valid proxies of later date that are not revoked is not less than the number of shares registered in the name of the member on the applicable record date, and

(b)

if

(i) the total number of shares purported to be represented by all such valid proxies of a particular date that are not revoked exceeds

(ii) the number by which

(A) the number of shares so registered exceeds

(B) the total number of shares represented by all such valid proxies of later date that are not revoked,

each such proxy of the particular date that is not revoked will be deemed to represent the number of shares, excluding any fraction, that is equal to that proportion of the excess described in subparagraph (ii) that

(iii) the number of shares purported to be represented by the proxy is of

(iv) the total number of shares purported to be represented by all such proxies of the particular date that are not revoked.

6.13 A member for whom a committee has been duly appointed may vote by his committee, both on a show of hands or on a poll, and the committee may appoint a proxyholder.

6.14 A poll demanded on the election of a chairman or on a question of adjournment will be taken forthwith and without an intervening adjournment.

6.15 The demand for a poll and the carrying out of a poll will not, unless the chairman so rules, prevent the continuance of a meeting for the transaction of business other than that on which the poll is demanded.

6.16 On a poll a person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

6.17 Except as otherwise required by these Articles, by the Company Act, or by other applicable law, a question arising at a meeting of members will be decided on a motion by a majority of the votes cast.

6.18 In the case of an equality of votes, whether on a show of hands or on a poll, the chairman may exercise a casting vote in addition to any other vote that he may have exercised..

6.19 The chairman may move, propose or second a resolution.

PART 7 - DIRECTORS

7.01 The number of directors to be elected by the members will be such number, being not less than the minimum number required under the Company Act, as is from time to time determined by ordinary resolution at an annual general meeting or otherwise by special resolution.

7.02 At each annual general meeting of the Company directors will be elected to hold office beginning at the termination, or earlier adjournment, of the meeting at which they are elected.

7.03 If the number of eligible persons nominated for election as directors is equal to or less than the number of directors to be elected, no vote will be required and those nominated will be deemed elected by acclamation, and if the number of eligible persons so nominated exceeds the number to be elected, voting on the election will be by a poll.

7.04 A retiring director is eligible for re-election.

7.05 The office of a director will terminate (a) when he dies or resigns,

(b) when he is removed from office as provided in the Company Act,

(c) when he ceases to be qualified as a director under the Company Act, or

(d) on the adjournment or termination of an annual general meeting at which a director is elected, but at which he is not elected.

7.06 The board may appoint any individual qualified to act as a director to the board to fill any casual vacancy in the board and where the number of remaining directors is not sufficient to constitute a quorum, the remaining directors may act for the purpose of filling the vacancies up to that number, but for no other purpose.

7.07 A vacancy resulting from an increase in the number of directors will be deemed not to be a casual vacancy unless, but will be deemed to be a casual vacancy if, the vacancy is not filled by the shareholders at the meeting at which the increase is authorized.

7.08 A vacancy on the board that has not otherwise been filled may be filled by an appointment made by ordinary resolution.

7.09 The board may, between annual general meetings, appoint one or more additional directors of the Company, but the number of additional directors may not at any time exceed one third of the number of directors elected or appointed at the last annual general meeting of the Company.

7.10 A person who is not a member who becomes a director is deemed to have agreed to be bound by the provisions of these Articles to the same extent as a member.

7.11 A director will be paid such reasonable travelling, lodging, subsistence and other expenses as he incurs in or about the business of the Company.

7.12 The remuneration of the directors may from time to time be fixed by the board subject to any limitation established by ordinary resolution and may, in the case of a director who is also an officer or employee of the Company, be in addition to any remuneration to which he is entitled as such officer or employee.

7.13 If a director performs any professional or other service for the Company that, in the opinion of the board, is outside the ordinary duties of a director, or if he is otherwise specially occupied in or about the Company's business, he may be paid a special remuneration to be fixed by the board or, at the option of the director, by ordinary resolution.

7.14 Remuneration of a director payable on a periodic basis will be deemed to accrue from day to day.

7.15 Except as restricted by ordinary resolution, the board may cause the Company to pay a gratuity, pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company, or to his widow or dependents, and may make contributions to any fund for, and pay premiums for the purchase or provision of, any such gratuity, pension or allowance.

7.16 A director (in this Part called "appointor") may appoint another director as his alternate director.

7.17 An appointment of an alternate will not be effective until an instrument in writing signed by the appointor, or a telegram, telex, telecopy, cable or other form of written communication transmitted by electronic means dispatched by the appointor, declaring the appointment, is received by the Company.

7.18 An appointor may revoke an appointment of his alternate by notice in writing, telegram, telex, telecopy or cable delivered to the Company or other form of written communication transmitted in whole or in part by electronic means to the Company.

7.19 The appointment of an alternate terminates if the appointor or the alternate ceases to be a director.

7.20 A director may act as alternate for more than one director and will be entitled at a meeting of the board to cast one vote for each director for whom he is the alternate in addition to the vote to which he is entitled as a director in his own right.

7.21 Unless otherwise determined by the board, an alternate will be counted as representing his appointor in determining whether a quorum is present.

7.22 The directors may meet together at such places and adjourn and otherwise regulate their meetings and proceedings as they see fit.

7.23 A director may at any time, and the secretary upon the request of the director will, convene a meeting of the board.

7.24 Notice of a meeting of the board must be given to each director

(a) at least four days before the time fixed for the meeting if a majority of the directors reside within a 75 mile radius of the place where the meeting is to be held, or

(b) at least seven days before the time fixed for the meeting,

or in either case, by such lesser period of time before the meeting as is reasonable in the circumstances.

7.25 Notice of a meeting of the board may be given (a) orally, either personally or by telephone,

(b) in writing, either personally or by delivery through the post, telex, telecopy or telegraph or by any other form of written communication transmitted by electronic means, or

(c) by any other means of communication in common usage.

7.26 When notice of a meeting of the board is given to a director other than orally, it must be addressed to him at his registered address, but a notice sent to any other address at the request of the director will not be invalid.

7.27 No notice need be given to a director of a meeting of the board at which he is appointed or which immediately follows a general meeting at which he is elected or appointed.

7.28 The board may act notwithstanding any vacancy in its body, so long as the number of directors in office is not reduced below the number fixed as the quorum of the board.

7.29 The board may from time to time fix the quorum necessary for the transaction of business and until so fixed the quorum will be a majority of the number determined under Article 7.01.

7.30 The chairman of the board, if any, or in his absence or if there is no chairman of the board, the president, will be chairman of each meeting of the board, but if at any meeting neither the chairman of the board nor the president is, within fifteen minutes after the time appointed for holding the meeting, present and willing to act, the directors present may by resolution choose one of their number to be chairman of the meeting.

7.31 A meeting of directors at which a quorum is present is competent to exercise all or any of the authorities, powers and discretions for the time being vested in or exercisable by the board generally.

7.32 A resolution of the board may be passed without an actual meeting of the board if the resolution is consented to in writing by all the directors, which consents may be in two or more counterparts.

7.33 To the extent permitted by law, a director may participate in a meeting of the board by such telephone or other communications facilities as permit all persons participating in the meeting to hear each other, and a director participating in the meeting by such means is deemed to be present at that meeting.

7.34 Questions arising at a meeting of the board will be decided by a majority of votes and in the case of an equality of votes, the chairman will not have a second or casting vote.

7.35 No resolution proposed at a meeting of the board need be seconded, and the chairman is entitled to move or propose a resolution.

7.36 A director who is interested in a proposed contract or transaction or other business to be considered or conducted at a meeting of the board and who has disclosed his interest in accordance with the provisions of the Company Act will be counted in the quorum at any meeting of the board at which the proposed contract or transaction or such other business is considered, approved or otherwise acted upon.

7.37 All appointments of officers will be made on such terms and conditions and at such remuneration, whether by way of salary, fee, commission, participation in profits, or otherwise, as the board determines, and every such appointment will be subject to termination at the pleasure of the board, but without prejudice to any right that may thereby arise under any contract.

7.38 The appointment of an officer will not terminate merely by reason that all or any of the members of the board by which he was appointed have ceased to be directors, unless he has thereby ceased to hold a qualification for his office.

7.39 The board may exercise all such powers and do all such acts and things as the Company may exercise and do and that are not by these Articles or otherwise lawfully directed or required to be exercised or done by the Company in general meeting, but subject nevertheless to the provision of these Articles and all laws affecting the Company and to any rules, not inconsistent with these Articles, made from time to time by the Company in general meeting; but no such rule will invalidate any prior act of the board that would have been valid if the rule had not been made.

PART 8 - COMMITTEES OF THE BOARD

8.01 The board may, on such terms as it sees fit, delegate any of its powers (except the powers to fill vacancies on the board, to appoint additional directors and to change the membership of or fill vacancies on a committee of the board) to one or more committees, each consisting of one or more directors, which will function in such manner consistent with these Articles as the board from time to time directs.

8.02 The powers of a committee of directors may be exercised by a meeting at which a quorum is present or by a resolution consented to in writing by all members of the committee who would have been entitled to vote on the resolution at a meeting of the committee, which consents may be in two or more counterparts.

8.03 To the extent permitted by law, a member of a committee may participate in a meeting of the committee by means of such telephone or other communications facilities as permit all persons participating in the meeting to hear each other, and a member of a committee participating in the meeting by such means is deemed to be present at that meeting.

8.04 Except as otherwise determined by the board

(a) the number of directors forming a quorum for a committee will be a majority of the number of directors constituting the committee immediately after the last director was appointed thereto,

(b) a question arising at any meeting of a committee will be determined by a majority of the votes cast thereon, and in the case of an equality of votes the chairman of the meeting will not be entitled to a second or casting vote,

(c) each committee will meet and adjourn as it thinks proper and will have power to elect its chairman and to make rules for the conduct of its business, and

(d) a committee may act notwithstanding any vacancy in its body, so long as

(i) the number of members of the committee in office is not reduced below the number fixed as the quorum for meetings of the committee, and

(ii) the number of directors in office is not reduced below the number fixed as a quorum of the board.

8.05 Each committee will keep regular minutes of its transactions and will cause them to be recorded in books kept for that purpose, and will report them to the board as the board from time to time requires.

8.06 The board will elect annually from among its number an audit committee to be composed of not fewer than three directors of whom a majority will not be officers or employees of the Company or its affiliates.

8.07 The audit committee will review the annual financial statements of the Company before, and will comment thereon when, such statements are submitted to the board for its approval.

PART 9 - BORROWING AND MORTGAGING

9.01 The board may from time to time at its discretion authorize the Company to borrow any sum of money for the purposes of the Company and may raise or secure the repayment of such sum or the performance of any other obligation of the Company in such manner and upon such terms and conditions in all respects as the board thinks fit, and without limiting the generality of the foregoing, by the issue of bonds, debentures, or other instruments, or any mortgage or charge, whether specific or floating, or other security on the undertaking of the whole or any part of the property of the Company, both present and future, and by the pledging thereof.

9.02 The board may make any such bond, debenture, or other instrument, mortgage or charge, or any other security by its terms assignable free from any equity between the Company and the person to whom it is issued, or any other person who lawfully acquires the same by assignment, purchase or otherwise.

9.03 The board may authorize any such bond, debenture, or other instrument, mortgage, charge or other security to be issued at a discount, premium or otherwise, and with or subject to such special or other rights, privileges or restrictions as to redemption, surrender, drawings, allotment of or conversion into or exchange for shares or other securities, attendance at general meetings of the Company, and otherwise, as the board determines at, or subject to applicable law after, the time of issue or amendment.

PART 10 - SAFEGUARDING, INDEMNITY, ETC. OF DIRECTORS

10.01 A director of the Company may be or become a director, officer or shareholder of, or otherwise interested in, any corporation promoted by the Company or in which the Company is interested, as shareholder or otherwise, or any corporation that is a member of or otherwise interested in the Company, and will not be liable to account to the Company for any remuneration or other benefit received by him as a director or officer of, or from his interest in, such other corporation.

10.02 A director may hold any office or place of profit in the Company in conjunction with his directorship for such period and on such arrangement as to remuneration or otherwise as the board determines, and no director or proposed director is disqualified by that relationship from contracting with the Company either with regard to his tenure of such other office or place of profit, or as vendor, purchaser or otherwise, nor is a director so contracting or being so interested liable to account to the Company for any profit realized by any such arrangement or contract by reason only that the director holds that office or of the fiduciary relationship thereby established.

10.03 The Company will indemnify every person who is or was a director of the Company or is or was serving at the request of the Company as a director of another corporation of which the Company is or was a shareholder, and will to the extent that the board determines indemnify any person who is or was an officer, employee or agent of the Company or is or was serving at the request of. the Company as the officer, employee or agent of another corporation or a partnership, joint venture, trust or other enterprise, and the heirs and personal representatives of any such director, officer, employee or agent, against all costs, charges and expenses actually incurred by him, including an amount paid to settle or satisfy a judgment in a civil, criminal or administrative action or proceeding whether brought by the Company, by such other corporation, partnership, joint venture, trust or other enterprise, or by any other person, to which he is made a party by reason of his having so been or having so served as a director, officer, employee or agent, if

(a) he acted honestly and in good faith with a view to the best interests of the Company or such other corporation, partnership, joint venture, trust or other enterprise, and

(b) in the case of a criminal or administrative action or proceeding, he had reasonable grounds for believing that his conduct was lawful,

and the Company may also indemnify any such person or any other person in such other circumstances and to such extent as the law allows.

10.04 No director and, to the extent approved by the

directors, no officer, employee or agent for the time being of the Company, will be liable for the act, receipt, neglect or default of any other director, officer, employee or agent, or for joining in any receipt or act for the sake of conformity, or for any loss, damage or expense sustained or incurred by the Company through the insufficiency or deficiency of title to any property acquired for or on behalf of the Company, or for the insufficiency or deficiency of any security in or on which any of the monies of or belonging to the Company are placed out or invested, or for any loss or damage arising from the bankruptcy, insolvency or wrongful act of any person, firm or corporation with whom or which any monies, securities or effects are lodged or deposited, or for any other loss, damage or misfortune whatsoever that may happen in the execution of the duties of his office or trust or in relation thereto, unless the same happens by or through his own wilful neglect or default.

10.05 The directors may rely on the accuracy of any statement of fact represented by an officer of the Company'to be correct and on any statement in a written report of the auditor of the Company, and will not be liable for any loss or damage resulting from their authorizing payment of any dividend or otherwise acting or declining to act in good faith in reliance on any such statement.

10.06 The directors may cause the Company to purchase and maintain insurance for the benefit of any person who is or may be entitled to indemnification under Article 10.03 against any expense or liability from which he is or may be so entitled to be indemnified and may secure such right of indemnification by mortgage or other charge on all or any part of the real and personal property of the Company, and any action taken by the board under this Article will not require approval or confirmation by the members.

10.07 The provisions of this Part are applicable only to the extent permissible by law and to the extent that they do not duplicate any right, indemnity or reimbursement that the person relying thereon has, or has received or will receive, otherwise than under this Part.

PART 11 - EXECUTION OF DOCUMENTS

11.01 The board may adopt a common seal for the Company and may, from time to time, adopt a new common seal, and will provide for the safe custody of the common seal.

11.02 The Company may have an official seal for use in any other province, territory, state or country.

11.03 Neither the common seal nor an official seal will be impressed on any document or instrument except

(a) pursuant to the authorization of a resolution of the board, which authorization may extend to the sealing of a particular document or instrument, one or more documents and instruments meeting a description, or to all documents and instruments to be executed under seal, or

(b) by the secretary or an assistant secretary for the purpose of certifying copies of or extracts from the Memorandum or Articles of the Company, minutes of meetings or resolutions of the members or of the board or committees of the board or any instrument executed or issued by the Company.

11.04 The signature of any officer or director of the Company that is, by authority of the board, printed, lithographed, engraved or otherwise reproduced upon any instrument or document (including any negotiable instrument) to be signed, executed or issued by the Company or by any of its officers or directors, and any instrument or document on which the signature of any such person is so reproduced, will be as valid as if the signature had been affixed manually by such person, and will be so valid notwithstanding that, at the time of the issue or delivery of the instrument or document, the person whose signature is so reproduced is deceased, has ceased to hold the office giving rise to his authority or is otherwise incapacitated from personally signing such instrument or document.

11.05 To enable the common seal of the Company to be affixed to any instrument or document (including any negotiable instrument), whether in definitive or interim form, on which facsimiles of any of the signatures of the directors or officers of the Company are, in accordance with these Articles, printed, lithographed, engraved or otherwise reproduced there may be delivered to the person employed to engrave, lithograph or print such instrument or document one or more unmounted dies reproducing the Company's seal and any two directors or officers of the Company may authorize such person to cause the Company's seal to be affixed to such instrument or document by the use of such dies.

PART 12 - DIVIDENDS

12.01 Except as otherwise provided by special rights or restrictions attached to any shares, all dividends will be paid according to the number of shares held.

12.02 Dividends may be declared and paid out of the retained earnings, profits or other income of the Company or out of any capital surplus, contributed surplus, appraisal surplus, share premium or any other surplus or surplus account of the Company, or as otherwise permitted by law.

12.03 No notice of the declaration of any dividend need be given to any member, and no dividend will bear interest against the Company.

12.04 A resolution declaring a dividend may direct payment of the dividend wholly or partly by the distribution of specific assets or of paid-up shares, rights, warrants, bonds, debentures or debenture stock of the Company, or in any one or more other ways, and where any difficulty arises in regard to the distribution, the board may settle the same as it thinks expedient, and in particular may

(a) fix the value for distribution of specific assets,

(b) determine that cash payments will be made to members upon the footing of the values so fixed or in lieu of fractional shares, rights, warrants, bonds, debentures or debenture stock, in order to adjust the rights of all parties,

(c) vest any such specific assets in trustees on such trusts for the persons entitled as may seem expedient to the board, and

(d) determine which members are entitled to such assets, or cash payments in lieu of such assets, on any particular dividend so declared.

12.05 The Company may retain the dividends payable on a share in respect of which a fiduciary is entitled to become a member until the fiduciary becomes the registered holder of the share.

12.06 Any dividend or other monies payable in cash in respect of a share may be paid by cheque or warrant sent through the post to the registered holder of the share in like manner as provided in these Articles for the giving of notices, or to such person and to such address as the holder or joint holders, as the case may be, in writing direct.

12.07 Any one of two or more joint holders may give effectual receipts for any dividend or other monies payable or assets distributed in respect of a share held by them as joint holders.

PART 13 - NOTICES

13.01 Except as otherwise provided herein, a notice may be given or a document delivered by the Company

(a) to a member or director either personally or by sending it through the post to him in a prepaid letter, envelope or wrapper addressed to the member or director at his registered address,

(b) to the joint holders of a share by giving the notice or delivering the document to the joint holder first named in the register of members in respect of the share, and

(c) to a person claiming entitlement to a share as a consequence of the death, bankruptcy or mental infirmity of a member by sending it through the post in a prepaid letter, envelope or wrapper addressed to such person by name, or by suitable title as representing the deceased, bankrupt or mentally infirm member, at the address, if any, supplied to the Company for the purpose by such person, or, until an address has been so supplied, by giving the notice or delivering the document in any manner in which the same might have been given or delivered if the death, bankruptcy or mental infirmity had not occurred.

13.02 A notice or document sent through the post to or left at the registered address of a member will, notwithstanding that the member is then deceased and whether or not the Company or its agent has notice of his decease, be deemed to have been duly given or delivered in respect of any share registered in the name of the member and will for all purposes of these Articles be deemed sufficiently given or delivered to his personal representatives and to any person jointly interested with the member in any such share.

13.03 A member (or his duly appointed proxyholder or corporate representative), director, officer or auditor may waive the failure to give him any notice, or to give him notice by a particular time, as required by the Company Act, these Articles, or otherwise, and such waiver, if given before the meeting or other event of which notice is required to be given, will cure any defect resulting from that failure.

13.04 A waiver referred to in Article 13.03 must be in writing except a waiver of notice of a meeting of members or of the board or of a committee of the board which may be given in any manner and, in the case of a meeting of the board or of a committee of the board, will be deemed to be given with respect to all business transacted after the director giving the waiver first attends the meeting.

NAME, ADDRESS AND OCCUPATION OF SUBSCRIBER

Don D. Mainland

#5 - 150 W. 10th Avenue Vancouver, British Columbia V5Y 1R8

Corporate Services Supervisor

DATED the 17th day of October, 1989.

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